Exhibit (J)(3)(f)
AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY
This AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY (“Amendment”) is
made effective as of the	25	day of September , 2024 (the “Effective Date”), by and between THE BANK

OF NEW YORK MELLON (“Bank”) and each Investment Company listed on Exhibit A to the Agreement (defined below), for itself and for each Series (each, Investment Company and each Series is hereinafter referred to as, “Lender”).

WHEREAS, Lenders and Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of August 7, 2003 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, Lender and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.Amendment. The Agreement is hereby amended by deleting Exhibit A therefrom in its entirety and substituting in lieu thereof a new Exhibit A identical to that which is attached hereto as Attachment I.

2.Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

3.This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON

By: /s/ Maria Fox

Name: Maria Fox

Title: Director

By: /s/ David Dinardo

Name: David Dinardo

Title: Managing Director

VOYA FUNS, on behalf of each Investment Company and each Series as listed on Exhibit A to the Agreement

By: /s/ Todd Modic

Name: Todd Modic

Title: Senior Vice President

ATTACHMENT I

EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY

Fund	Tax ID
Number
Voya Asia Pacific High Dividend Equity Income Fund	20-8258043

Voya Credit Income Fund	86-1011668

Voya Emerging Markets High Dividend Equity Fund	27-2988890

Voya Enhanced Securitized Income Fund	93-3623624

Voya Equity Trust
Voya Corporate Leaders® 100 Fund	26-2637458
Voya Global Income & Growth Fund	06-1415522
Voya Large Cap Value Fund	26-1430152
Voya Large-Cap Growth Fund	33-0733557
Voya Mid Cap Research Enhanced Index Fund	06-1501683
Voya MidCap Opportunities Fund	06-1522344
Voya Multi-Manager Mid Cap Value Fund	45-2606398
Voya Small Cap Growth Fund	20-1603453
Voya Small Company Fund	06-1384097
Voya U.S. High Dividend Low Volatility Fund	81-3911747
Voya VACS Series MCV Fund	92-1131301

Voya Funds Trust
Voya Floating Rate Fund	27-2815743
Voya GNMA Income Fund	22-2013958
Voya Government Money Market Fund	06-1330795
Voya High Yield Bond Fund	23-2978938
Voya Intermediate Bond Fund	52-2125227
Voya Short Duration Bond Fund	46-1334715
Voya Short Duration High Income Fund	92-1215010
Voya Strategic Income Opportunities Fund	46-0906231
Voya VACS Series HYB Fund	92-1180539

Voya Global Advantage and Premium Opportunity Fund	20-3379510

Voya Global Equity Dividend and Premium Opportunity Fund	20-2326466

Voya Government Money Market Portfolio	06-0920532

Voya Infrastructure, Industrials and Materials Fund	26-1598407

Voya Intermediate Bond Portfolio	06-0891902

Voya Investors Trust
Voya Balanced Income Portfolio	20-4411383
Voya Global Perspectives® Portfolio	46-2185194
Voya Government Liquid Assets Portfolio	95-6891032
Voya High Yield Portfolio	02-0558398
Voya Large Cap Growth Portfolio	20-0573935
Voya Large Cap Value Portfolio	20-8642546
Voya Limited Maturity Bond Portfolio	95-6895624
Voya Retirement Conservative Portfolio	26-0475378
Voya Retirement Growth Portfolio	27-0306776
Voya Retirement Moderate Growth Portfolio	20-0573968
Voya Retirement Moderate Portfolio	20-0573946
Voya U.S. Stock Index Portfolio	55-0839540
Voya VACS Index Series S Portfolio	92-0795039
VY® BlackRock Inflation Protected Bond Portfolio	20-8798165
VY® CBRE Global Real Estate Portfolio	20-3602480
VY® CBRE Real Estate Portfolio	95-6895628
VY® Invesco Growth and Income Portfolio	13-3729210
VY® JPMorgan Emerging Markets Equity Portfolio	52-2059121
VY® JPMorgan Small Cap Core Equity Portfolio	02-0558352
VY® Morgan Stanley Global Franchise Portfolio	02-0558382
VY® T. Rowe Price Capital Appreciation Portfolio	95-6895626
VY® T. Rowe Price Equity Income Portfolio	95-6895630

Voya Mutual Funds
Voya Global Bond Fund	20-4966196
Voya Global Diversified Payment Fund	26-1751280
Voya Global High Dividend Low Volatility Fund	33-0552475
Voya Global Perspectives® Fund	46-2174862
Voya Multi-Manager Emerging Markets Equity Fund	45-2766298
Voya Multi-Manager International Equity Fund	90-0636176
Voya Multi-Manager International Small Cap Fund	33-0591838
Voya VACS Series EME Fund	92-1129634

Voya Partners, Inc.
Voya Global Bond Portfolio	20-1544721
Voya Global Insights Portfolio (FKA VY® Invesco Global Portfolio)	75-3023503

Voya Index Solution 2025 Portfolio	26-1752116
Voya Index Solution 2030 Portfolio	45-2897339
Voya Index Solution 2035 Portfolio	26-1752193
Voya Index Solution 2040 Portfolio	45-2897431
Voya Index Solution 2045 Portfolio	26-1752971
Voya Index Solution 2050 Portfolio	45-2897491
Voya Index Solution 2055 Portfolio	27-0213462
Voya Index Solution 2060 Portfolio	47-2770020
Voya Index Solution 2065 Portfolio	85-0777252
Voya Index Solution Income Portfolio	26-1753031
Voya International High Dividend Low Volatility Portfolio	20-3606522
Voya Solution 2025 Portfolio	47-0951928
Voya Solution 2030 Portfolio	45-2888841
Voya Solution 2035 Portfolio	20-2456104
Voya Solution 2040 Portfolio	45-2888866
Voya Solution 2045 Portfolio	20-2456138
Voya Solution 2050 Portfolio	45-2888890
Voya Solution 2055 Portfolio	27-0213529
Voya Solution 2060 Portfolio	47-2784731
Voya Solution 2065 Portfolio	85-0790735
Voya Solution Aggressive Portfolio	46-2140327
Voya Solution Balanced Portfolio	26-0239133
Voya Solution Conservative Portfolio	27-1962562
Voya Solution Income Portfolio	20-2456008
Voya Solution Moderately Aggressive Portfolio	27-1962647
VY® American Century Small-Mid Cap Value Portfolio	45-0467862
VY® Baron Growth Portfolio	75-3023525
VY® Columbia Contrarian Core Portfolio	52-2354160
VY® Columbia Small Cap Value II Portfolio	20-3606562
VY® Invesco Comstock Portfolio	75-3023521
VY® Invesco Equity and Income Portfolio	52-2354153
VY® JPMorgan Mid Cap Value Portfolio	75-3023510
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	52-2354156
VY® T. Rowe Price Growth Equity Portfolio	06-1496081

Voya Separate Portfolios Trust
Voya Investment Grade Credit Fund	20-8949559
Voya Securitized Credit Fund	47-1086328
Voya Target In-Retirement Fund	46-1247084
Voya Target Retirement 2025 Fund	46-1153408
Voya Target Retirement 2030 Fund	46-1164497
Voya Target Retirement 2035 Fund	46-1173568
Voya Target Retirement 2040 Fund	46-1182361
Voya Target Retirement 2045 Fund	46-1194000

Voya Target Retirement 2050 Fund	46-1203080
Voya Target Retirement 2055 Fund	46-1214446
Voya Target Retirement 2060 Fund	47-5291384
Voya Target Retirement 2065 Fund	85-0764510
Voya VACS Series EMCD Fund	45-5030812
Voya VACS Series EMHCD Fund	92-1181688
Voya VACS Series SC Fund	92-1153091

Voya Variable Funds
Voya Growth and Income Portfolio	06-0912550

Voya Variable Insurance Trust
VY® BrandywineGLOBAL – Bond Portfolio	47-2560348

Voya Variable Portfolios, Inc.
Voya Emerging Markets Index Portfolio	45-3167142
Voya Global High Dividend Low Volatility Portfolio	26-1431015
Voya Index Plus LargeCap Portfolio	06-1462044
Voya Index Plus MidCap Portfolio	06-1497207
Voya Index Plus SmallCap Portfolio	06-1497206
Voya International Index Portfolio	26-1751965
Voya Russell™ Large Cap Growth Index Portfolio	26-4508675
Voya Russell™ Large Cap Index Portfolio	26-1751663
Voya Russell™ Large Cap Value Index Portfolio	26-4508728
Voya Russell™ Mid Cap Growth Index Portfolio	26-4509122
Voya Russell™ Mid Cap Index Portfolio	26-1751794
Voya Russell™ Small Cap Index Portfolio	26-1751874
Voya Small Company Portfolio	06-1462045
Voya U.S. Bond Index Portfolio	26-1751541
Voya VACS Index Series EM Portfolio	92-0813233
Voya VACS Index Series I Portfolio	88-4223468
Voya VACS Index Series MC Portfolio	88-4228204
Voya VACS Index Series SC Portfolio	92-0859015

Voya Variable Products Trust
Voya MidCap Opportunities Portfolio	06-6493760
Voya SmallCap Opportunities Portfolio	06-6397002